Exhibit 10.6

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”), dated April 30, 2021 (the “Closing Date”), is by and between SEP HOLDINGS IV, LLC, a Delaware limited liability company (“Assignor”) and WESTHOFF PALMETTO LP, a Delaware limited partnership (“Assignee”), and solely for purposes of Section 20, EVOLVE TRANSITION INFRASTRUCTURE LP, a Delaware limited partnership (“Assignor Parent”).  Assignor and Assignee are collectively referred to herein as the “Parties” and each, individually, as a “Party.”

Recitals:

A.Assignor has agreed to sell to Assignee, and Assignee has agreed to purchase from Assignor, the Conveyed Interests as defined and described in the Assignment, Bill of Sale, and Conveyance attached hereto as Appendix I (the “Assignment”), effective as of 7:00 a.m. Central Time on March 1, 2021 (the “Effective Time”).

B.Assignor and Assignee now desire to memorialize their agreements regarding the purchase of the Conveyed Interests.

C.Capitalized terms used in this Agreement but not defined in Section 27 below or otherwise herein shall have the meanings given to such terms in the Assignment.

Agreements:

NOW, THEREFORE, in consideration of the mutual agreements herein and other good and valuable consideration, the Parties agree as follows:

Section 1.Assignment of Conveyed Interests.
(a)Subject to the terms of this Agreement, Assignor agrees to sell to Assignee, and Assignee agrees to purchase, effective as the Effective Time, all of Assignor’s right, title, and interest in the Conveyed Interests pursuant to the Assignment.
(b)From and after the Closing Date, Assignor agrees to fulfill, perform, pay, and discharge (or cause to be fulfilled, performed, paid, and discharged) all obligations and Liabilities of Assignor and its Affiliates, known or unknown, arising from, based upon, related to or associated with any of the Excluded Assets or any other of the Retained Obligations (as defined below).  As used herein, “Liabilities” means any and all claims, obligations, causes of action, payments, charges, judgments, assessments, liabilities, losses, damages, penalties, fines, costs, and expenses, including any attorneys’ fees, legal or other expenses incurred in connection therewith, including liabilities, costs, losses and damages for personal injury, death, property damage, or environmental damage.
(c)From and after the Closing Date, but without limiting Assignee’s rights to indemnity under Section 9 below or the rights of either Party to payments and reimbursements under Section 4(e) below, Assignee assumes and hereby agrees to fulfill, perform, pay, and discharge (or cause to be fulfilled, performed, paid, or discharged) all obligations and Liabilities of Assignor and its Affiliates, known or unknown, arising from, based upon, related to or associated with the Conveyed Interests and the Specified Pipeline Costs, regardless of whether such obligations or Liabilities arose prior to, at or after the Effective Time (including without limitation any and all dismantling and decommissioning activities, obligations and Liabilities as are required by applicable Law, any Governmental Authority, Leases, or Applicable Contracts, including all well plugging, replugging and abandonment, facility dismantlement and removal, pipeline and flowline removal, dismantlement and removal of all other property of any kind related to or associated with operations or activities and associated site clearance, site restoration and site remediation), other than any obligations or Liabilities to the extent that they are Retained Obligations or were actually paid or satisfied by Assignor or its Affiliates (including any Satisfied Pipeline Costs) prior to the Effective Time (the “Assumed Obligations”).
Section 2.Closing Obligations.  On the Closing Date, the transaction contemplated hereby shall be consummated and the following shall occur (the “Closing”):
(a)Assignor shall deliver to Assignee releases in recordable form of, and termination statements in respect of, any mortgage, deed of trust, financing statement, fixture filing, or security agreement or other lien securing indebtedness of Assignor or its Affiliates and encumbering any Conveyed Interests;
(b)Assignee shall pay to Assignor an amount equal to the adjusted Purchase Price, as set forth on the Closing Statement, in cash by wire transfer of immediately available funds to the bank account designated by Assignor in the Closing Statement;
(c)Each Party shall execute and deliver the Assignment, in sufficient counterparts to facilitate recording in the applicable counties, covering the Conveyed Interests;
(d)Assignor shall deliver an executed certificate of non-foreign status that meets the requirements set forth in Treasury Regulation § 1.1445-2(b)(2); and
(e)On forms supplied by Assignee and reasonably acceptable to Assignor, each Party shall duly execute and deliver letters in lieu of transfer orders directing all purchasers of production to make payment to Assignee of the proceeds attributable to production from the Conveyed Interests from and after the Effective Time.
Section 3.Purchase Price.  The purchase price for the transfer of the Conveyed Interests and the transactions contemplated hereby shall be $11,500,000.00 (Eleven Million Five Hundred Thousand Dollars) (the “Purchase Price”), with such amount adjusted as provided in Section 4 below.
Section 4.Purchase Price Adjustments.
(a)Upward Adjustments.  The Purchase Price shall be increased (without duplication) for:  (i) all proceeds (including proceeds held in suspense or escrow and proceeds received after the Effective Time for Hydrocarbons produced and held in storage but not sold as of the Effective Time) actually received by or credited to Assignee that are attributable to the sale of Hydrocarbons produced from the Conveyed Interests prior to the Effective Time and that are not otherwise paid to Assignor (excluding, for clarity, any proceeds against which Marathon offset any Satisfied Pipeline Costs, regardless of whether Assignor disputes the appropriateness of such offsets), (ii) all Property Expenses paid or borne by Assignor and attributable to the ownership or operation of the Conveyed Interests from and after the Effective Time and not otherwise reimbursed by Assignee, (iii) all Burdens paid or borne by Assignor and attributable to Hydrocarbons produced from the Conveyed Interests after the Effective Time, (iv) all Property Taxes allocated to Assignee under Section 19 that are paid or otherwise economically borne by Assignor, (v) to the extent the Conveyed Interests are under-produced, the volume of such wellhead imbalances as of the Effective Time attributable to the Conveyed Interests, multiplied by $2.50 per MCF, and (vi) to the extent the Conveyed Interests are over-delivered, the volume of any such pipeline or transportation imbalances as of the Effective Time attributable to the Conveyed Interests, multiplied by the monthly price applicable to deliveries to the applicable pipeline during the calendar month of the Closing Date.
(b)Downward Adjustments.  The Purchase Price shall be decreased (without duplication) for:  (i) all proceeds (including proceeds held in suspense or escrow) actually received by or credited to Assignor that are attributable to the sale of Hydrocarbons produced from the Conveyed Interests on or after the Effective Time, (ii) all Property Expenses attributable to the ownership or operation of the Conveyed Interests prior to the Effective Time which are paid or borne by Assignee but not otherwise reimbursed by Assignor, (iii) all Burdens paid or borne by Assignee and attributable to Hydrocarbons produced from the Conveyed Interests prior to the Effective Time, (iv) the amount of all Property Taxes allocated to Assignor under Section 19 that are paid or otherwise economically borne by Assignee, (v) to the extent the Conveyed Interests are over-produced, the volume of such wellhead imbalances as of the Effective Time attributable to the Conveyed Interests, multiplied by $2.50 per MCF, and (vi) to the extent the Conveyed Interests are under-delivered, the volume of any such pipeline or transportation imbalances as of the Effective Time attributable to the Conveyed Interests, multiplied by the monthly price applicable to deliveries to the applicable pipeline during the calendar month of the Closing Date.
(c)Closing Statement.  A preliminary statement (the “Closing Statement”) setting forth the actual figures, or to the extent the actual figures are not available, mutually agreed estimate of each adjustment to the Purchase Price in accordance with Sections 4(a) and (b), and the calculation of such adjustments and the adjusted Purchase Price determined by such calculation, is attached hereto as Appendix III.  Additional adjustments necessary to give effect to the provisions of Section 4 and Section 19 of this Agreement will be made pursuant to Section 4(d).
(d)Final Statement.  On or before one hundred twenty (120) days after the Closing, Assignee shall prepare (with the reasonable assistance and cooperation of Assignor) and deliver to Assignor a final closing statement setting forth a detailed calculation of all final adjustments to the Purchase Price (the “Final Statement”).  Each Party shall provide the other access to such of the Party’s records as may be reasonably necessary to verify the post-Closing adjustments shown on the Closing Statement.  If Assignor disputes any items in or the accuracy and completeness of the Final Statement, then as soon as reasonably practicable, but in no event later than fifteen (15) business days after its receipt of the Final Statement, Assignor will deliver to Assignee a written exception report containing any changes Assignor proposes to be made to the Final Statement and the reasons therefor (“Dispute Notice”).  If Assignor fails to deliver the Dispute Notice to Assignee within that period, then the Final Statement as delivered by Assignee will be deemed true and correct, binding upon and not subject to dispute by any Party.  If Assignor delivers a timely Dispute Notice, then as soon as reasonably practicable, but in no event later than fifteen (15) business days after Assignee receives Assignor’s Dispute Notice, the Parties will meet and undertake, in good faith, to agree on the final post-Closing adjustments to the Purchase Price.  If the Parties fail to agree on the final post-Closing adjustments within sixty (60) days after Assignee’s receipt of the Dispute Notice, then the Parties will submit the dispute to a nationally recognized accounting firm mutually agreed upon by the Parties, which firm has not performed any material work for any of the Parties or their affiliates within the preceding five (5) year period (“Accounting Expert”).  The cost of the Accounting Expert shall be paid fifty percent (50%) by each Party.  Each Party shall present to the Accounting Expert, with a simultaneous copy to the other Party, a single written statement of its position on the dispute in question, together with a copy of this Agreement, the Closing Statement, the proposed Final Statement, the Dispute Notice and any supporting material that such Party desires to furnish, not later than ten (10) business days after appointment of the Accounting Expert.  In making its determination, the Accounting Expert shall be bound by the terms of this Agreement and, without any additional or supplemental submittals by either Party (except as may be specifically requested by the Accounting Expert), may consider such other accounting and financial standards matters as in its opinion are necessary or appropriate to make a proper determination.  The Parties shall direct the Accounting Expert to resolve the disputes within thirty (30) days after receipt of the written statements submitted for review and to render a decision in writing based upon such written statements.  The Accounting Expert shall act as an expert for the limited purpose of determining the specific Final Statement dispute presented to it, shall be limited to the procedures set forth in this Section 4(d), shall not have the powers of an arbitrator, shall not consider any other disputes or matters, and may not award damages, interest, costs, attorney’s fees, expenses or penalties to any Party.  Upon agreement of the Parties to the adjustments to the Final Statement, or upon resolution of such adjustments by the Accounting Expert, as the case may be, the amounts in the Final Statement (as adjusted pursuant to such agreement or resolution by the Accounting Expert) (such amount, the “Final Price”) will be deemed final, conclusive and binding on all of the Parties, without right of appeal, and the aggregate amount due to either Party pursuant to such Final Statement will be paid within five  (5) business days after the final determination is made that such payments are due and payable, by wire transfer of immediately available funds pursuant to wire transfer instructions designated in advance by the receiving Party to the paying Party in writing for the account of the receiving Party.
(e)Payments and Reimbursements.  Until the first (1st) anniversary of the Closing Date (including for any items that are the subject of a notice delivered by one Party to the other Party prior to such anniversary), any proceeds, costs, or expenses that would constitute upward or downward adjustments herein but that are not reflected in the Final Statement shall be treated as follows:  (a) Assignor will promptly forward, or cause to be forwarded, to Assignee any payments received by or credited to Assignor with respect to proceeds that would constitute downward adjustments but are not reflected in the Final Statement; (b) Assignor will be responsible for costs or expenses that would constitute downward adjustments but that are not reflected in the Final Statement and shall promptly pay, or, if paid or borne by Assignee, promptly reimburse Assignee for such costs or expenses; (c) Assignee will promptly forward, or cause to be forwarded, to Assignor any payments received by or credited to Assignee with respect to proceeds that would constitute upward adjustments but that are not reflected in the Final Statement; and (d) Assignee will be responsible for costs or expenses that would constitute upward adjustments but that are not reflected in the Final Statement and shall promptly pay, or, if paid or borne by Assignor, promptly reimburse Assignor for such costs or expenses.
Section 5.Representations and Warranties of Assignor.  Assignor represents and warrants to Assignee as follows, as of the Closing Date:
(a)Organization; Enforceability.  Assignor is a limited liability company duly formed and validly existing under the laws of the State of Delaware.  Assignor has all requisite power and authority to own the Conveyed Interests and to carry on its business as now conducted.  Assignor possesses adequate limited liability company power and authority to enter into and consummate the transactions contemplated under this Agreement and the Assignment.  This Agreement and the Assignment have been duly executed and delivered by Assignor, and constitute valid and legally binding obligations of Assignor, enforceable in accordance with their terms and conditions.
(b)Brokers’ Fees.  None of Assignor or any of its Affiliates has incurred any Liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated hereunder for which Assignee shall have any responsibility.
(c)Bankruptcy; Solvency.  There are no bankruptcy, reorganization, or receivership proceedings pending, being contemplated by or, to Assignor’s knowledge, threatened in writing against Assignor or any Affiliate of Assignor.  Assignor (i) is not entering into this Agreement with the intent to hinder, delay or defraud creditors (including the Assignor’s creditors) and (ii) will not become insolvent as a result of the transfers contemplated by this Agreement.  The transfer of the Conveyed Interests by Assignor hereunder is not wrongful or fraudulent with respect to each Assignor’s creditors.
(d)Litigation.  There is no suit, action, litigation, or arbitration by any Person or before any Governmental Authority pending or, to Assignor’s knowledge, threatened in writing against Assignor with respect to the Conveyed Interests or that would have a material adverse effect on the ability of Assignor to consummate the transactions contemplated by this Agreement and the Assignment.
(e)Environmental Notices and Agreements.  During the period of Assignor’s ownership of the Conveyed Interests, Assignor has not received any written notice from a Governmental Authority or other person alleging or asserting a violation of, or the existence of a material Liability under, any environmental laws relating to the Oil and Gas Properties where such violation has not been previously cured or otherwise remedied.  To Assignor’s knowledge, there has been no settlement or other agreement with, or consent decree or order of, any Governmental Authority with respect to ownership of the Conveyed Interests that is or could reasonably be expected to be material and for which Assignee would have any Liability after consummation of the transaction contemplated hereby.
(f)Contracts; Leases.  During the period of Assignor’s ownership of the Conveyed Interests, Assignor has not received any written notice alleging any material breach by Assignor of any Applicable Contracts or any Lease that has not been previously cured or otherwise remedied, and neither Assignor nor, to Assignor’s knowledge, any other Person is in default under any Applicable Contract or Lease.  Assignor is not obligated by virtue of any take or pay payment, advance payment or other similar payment to deliver Hydrocarbons, or proceeds from the sale thereof, attributable to the Conveyed Interests at some future time without receiving payment therefor at or after the time of delivery.  Schedule 5(f) sets forth, and Assignor has provided to Assignee true, correct, and complete copies of, all of the Applicable Contracts that (i) could reasonably be expected to require payments by, or payments to, Assignor of $25,000 or greater during the current or any subsequent calendar year or (ii) otherwise relate to the purchase, sale, farmin, farmout, area of mutual interest, disposition, exploration, operation, marketing, transportation, or processing of the Oil and Gas Properties or (iii) contain any carry obligation, net profits interest, production payment, call upon or option to purchase production, area of mutual interest provision, non-compete provision, or continuing material indemnification obligation.
(g)Tax Matters.  During the period of Assignor’s ownership of the Conveyed Interests, (i) all Property Taxes that have become due and payable by Assignor with respect to the Conveyed Interests have been properly paid, and all tax returns related to Property Taxes required to have been filed with respect to the Conveyed Interests have been timely filed (taking into account applicable filing extensions), (ii) there are no administrative proceedings or lawsuits pending against the Conveyed Interests by any Governmental Authority with respect to such Property Taxes, and (iii) none of the Conveyed Interests are subject any arrangement between Assignor and third parties that is treated as or constitutes a partnership for purposes of Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code.
(h)Imbalances.  To Assignor’s knowledge, except as set forth on Schedule 5(h), there are no material imbalances under any gas balancing or similar agreements and/or gathering and transportation agreements.
(i)Legal Compliance.  To Assignor’s knowledge, the Conveyed Interests are currently in material compliance with all applicable Laws (other than environmental Laws).  Assignor has not received any written notices from Third Parties (including Governmental Authorities) regarding any alleged violation of applicable Law (other than environmental Laws) with respect to ownership or operation of the Conveyed Interests.
(j)Current Commitments.  Schedule 5(j) sets forth all authorities for expenditures and other capital commitments (“AFEs”) received in writing by, or for which Assignor is otherwise obligated, that (i) relate to the Conveyed Interests, (ii) are, individually, in excess of $10,000, net to Assignor’s interest in the Conveyed Interests, and (iii) for which all of the activities anticipated in such AFEs have not been completed by the Effective Time.
(k)Preferential Rights; Consents.  Except for consents of Governmental Authorities customarily obtained after the sale or conveyance of oil and/or gas assets and except for consents set forth on Schedule 5(k), to Assignor’s knowledge, no Conveyed Interest is subject to any (i) preferential purchase right, right of first refusal, tag along right, drag along right, or similar right or (ii) Required Consent, in each case, applicable to the assignment thereof to Assignee.
(l)No Conflicts.  The execution, delivery, and performance by Assignor of this Agreement and the consummation of the transaction contemplated hereby will not (i) conflict with or result in a breach of any provision of the organizational documents of Assignor, (ii)  give rise to any right of termination, cancellation, or acceleration under any of the terms or provisions of any note, bond, mortgage, indenture, or other financing arrangement to which Assignor is a party or by which Assignor or any of the Conveyed Interests may be bound, (iii) violate any Law or order applicable to Assignor or any of the Conveyed Interests, or (iv) result in the creation, imposition, or continuation of any material lien on or affecting any of the Conveyed Interests; except, with respect to the foregoing clauses (ii)-(iv) of this Section 5(l), where such event would not reasonably be expected to have a material adverse effect on Assignor’s performance under this Agreement and the consummation of the transactions contemplated hereby.
(m)Assignor’s Knowledge.  Any reference to Assignor’s “knowledge” in this Agreement shall mean the actual knowledge of Charles Ward, Mike Brown and/or Gerald F. Willinger.
Section 6.Representations and Warranties of Assignee.  Assignee represents and warrants to Assignor as follows, as of the Closing Date:
(a)Organization; Enforceability.  Assignee is a limited partnership duly formed and validly existing under the laws of the State of Delaware.  Assignee has all requisite power and authority to own its property and to carry on its business as now conducted.  Assignee possesses adequate limited partnership power and authority to enter into and consummate the transactions contemplated under this Agreement and the Assignment.  This Agreement and the Assignment have been duly executed and delivered by Assignee, and constitute valid and legally binding obligations of Assignee, enforceable in accordance with their terms and conditions.
(b)Broker’s Fees.  None of Assignee or any of its Affiliates has incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated hereunder for which Assignor shall have any responsibility.
(c)Bankruptcy; Solvency.  There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to Assignee’s knowledge, threatened against Assignee or any Affiliate of Assignee.  Assignee is not insolvent.
(d)Knowledgeable Purchaser; Non-Reliance.  Assignee is a knowledgeable purchaser and owner of oil and gas properties and related facilities, is aware of the risks of such business, has the ability to evaluate (and in fact has evaluated) the Conveyed Interests for purchase.  Except for the representations and warranties expressly made by Assignor in Section 5 and the Special Warranty in the Assignment, Assignee acknowledges and affirms that there are no representations or warranties, express or implied, and that in making its decision to enter into this Agreement and the Assignment and to consummate the transactions contemplated hereby and thereby, Assignee has relied solely upon its own independent investigation, verification, analysis and evaluation of the Conveyed Interests and the advice of its own legal, tax, economic, environmental, engineering and geophysical advisors and other professional counsel concerning the transactions, the Conveyed Interests, and the value thereof.  Except with respect to the representations and warranties and covenants of Assignor set forth in this Agreement and the Assignment, Assignee has not relied (and hereby expressly disclaims reliance) upon any oral or written statements, representations or warranties that may have been made by or on behalf of Assignor or any of its Affiliates or upon any written reports, financial or production data, business plans, projections, forecasts, reserve reports or evaluations, or any environmental reports, audits, studies or assessments, or any other written materials, copies of which may have been furnished to Assignee or as to which Assignee may have been provided access in connection with the transactions contemplated by this Agreement.  TO THE EXTENT THAT ASSIGNEE HAS BEEN FURNISHED COPIES OF OR PROVIDED ACCESS TO ANY OF THE FOREGOING, ASSIGNEE ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE EXPLICITLY PROVIDED IN THIS AGREEMENT AND THE ASSIGNMENT, NEITHER ASSIGNOR NOR ANY OF ITS AFFILIATES, NOR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, OR AGENTS, HAS MADE, AND ASSIGNOR HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION OR OF ANY OTHER INFORMATION, DATA, OR MATERIALS (WHETHER WRITTEN OR ORAL) THAT MAY HAVE BEEN FURNISHED TO ASSIGNEE OR ITS REPRESENTATIVES OR AGENTS BY OR ON BEHALF OF ASSIGNOR OR ANY OF ITS AFFILIATES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT.
(e)No Conflicts.  The execution, delivery, and performance by Assignee of this Agreement and the consummation of the transaction contemplated hereby will not (i) conflict with or result in a breach of any provision of the organizational documents of Assignee, or (ii) violate any Law or order applicable to Assignee, except, with respect to the foregoing clause (ii) of this Section 6(e), where such event would not reasonably be expected to have a material adverse effect on Assignee’s performance under this Agreement and the consummation of the transactions contemplated hereby.
(f)Assignee’s Knowledge.  Any reference to Assignee’s “knowledge” in this Agreement shall mean the actual knowledge of Paul Barnhart, Jr. and/or Paul F. Barnhart, III.
Section 7.Special Warranty.  The Assignment will contain a special warranty of title whereby Assignor shall warrant Defensible Title (as defined in the Assignment) to the Conveyed Interests unto Assignee and its successors and assigns against every Person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Assignor, but not otherwise, subject, however, to the Permitted Encumbrances (the “Special Warranty”).  The Special Warranty in the Assignment shall survive until the first (1st) anniversary of the Closing Date (including as to all claims made thereunder prior to such anniversary).  Assignee’s sole remedy for breaches of such Special Warranty in the Assignment shall be in accordance with and subject to Section 9.
Section 8.Disclaimers.
(a)EXCEPT AS SET FORTH IN SECTION 5 OF THIS AGREEMENT AND THE SPECIAL WARRANTY IN THE ASSIGNMENT, (I) ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, REGARDING THE CONVEYED INTERESTS AND (II) ASSIGNEE HAS NOT RELIED UPON, AND ASSIGNOR EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION REGARDING THE CONVEYED INTERESTS MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO ASSIGNEE OR ANY OTHER

MEMBER OF THE ASSIGNEE INDEMNIFIED PARTIES (INCLUDING WITHOUT LIMITATION ANY OPINION, INFORMATION, DOCUMENTS, MATERIALS PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED BY ANY FINANCIAL ADVISOR FOR ASSIGNOR OR ANY OTHER MEMBER OF THE ASSIGNOR INDEMNIFIED PARTIES, CONTAINED IN OR PROVIDED IN VIRTUAL “DATA ROOMS”, MANAGEMENT PRESENTATIONS OR SUPPLEMENTAL DUE DILIGENCE INFORMATION PROVIDED BY ASSIGNOR OR DISCUSSIONS OR ACCESS TO MANAGEMENT OF ASSIGNOR, OR ANY OTHER FORM, IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT).
(b)EXCEPT AS SET FORTH IN SECTION 5 OF THIS AGREEMENT AND THE SPECIAL WARRANTY IN THE ASSIGNMENT, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ASSIGNOR DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE CONVEYED INTERESTS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE CONVEYED INTERESTS, (III) THE CONTENTS, CHARACTER, OR NATURE, ACCURACY, COMPLETENESS, OR MATERIALITY OF ANY RECORDS, INFORMATION, DATA, OR OTHER MATERIALS (WRITTEN OR ORAL) NOW, HERETOFORE OR HEREAFTER FURNISHED TO ASSIGNEE BY OR ON BEHALF OF ASSIGNOR; (IV) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE CONVEYED INTERESTS, (V) ANY ESTIMATES OF THE VALUE OF THE CONVEYED INTERESTS OR FUTURE REVENUES TO BE GENERATED BY THE CONVEYED INTERESTS, (VI) THE PRODUCTION OF OR ABILITY TO PRODUCE HYDROCARBONS FROM THE CONVEYED INTERESTS, (VII) ANY ESTIMATES OF OPERATING COSTS AND CAPITAL REQUIREMENTS FOR ANY WELL, LEASE, OPERATION, OR PROJECT, (VIII) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE CONVEYED INTERESTS, (IX) THE CONTENT, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY THIRD PARTIES, (X) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO ASSIGNEE OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, OFFICERS, DIRECTORS, MEMBERS, MANAGERS, EQUITY OWNERS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND (XI) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT.  EXCEPT AS AND TO THE LIMITED EXTENT REPRESENTED OTHERWISE AS SET FORTH IN SECTION 5 OF THIS AGREEMENT AND THE SPECIAL WARRANTY IN THE ASSIGNMENT, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ASSIGNOR FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY OF THE CONVEYED INTERESTS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE

PURCHASE PRICE, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT ASSIGNEE SHALL BE DEEMED TO BE OBTAINING THE CONVEYED INTERESTS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT ASSIGNEE HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS ASSIGNEE DEEMS APPROPRIATE.
(c)EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN SECTION 5(E) OF THIS AGREEMENT, (I) ASSIGNOR HAS NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE CONVEYED INTERESTS, (II) NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND (III) ASSIGNEE SHALL BE DEEMED TO BE TAKING THE CONVEYED INTERESTS “AS IS” AND “WHERE IS” WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION AND THAT ASSIGNEE HAS MADE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS ASSIGNEE DEEMS APPROPRIATE.
(d)THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 8 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.
Section 9.Assignor’s Indemnity.  From and after the Closing Date, Assignor hereby defends, indemnifies, holds harmless and forever releases Assignee and its affiliates, together with its successors and assigns, all of its and their respective stockholders, partners, members, directors, officers, managers, employees, attorneys, consultants, agents and representatives (collectively, the “Assignee Indemnified Parties”) from and against any and all obligations and Liabilities (whether or not relating to third party claims or incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder) arising from, based upon, related to or associated with:  (i) a breach by Assignor of any of its representations or warranties contained in Section 5 of this Agreement, (ii) a breach by Assignor of any of its covenants or agreements contained in this Agreement, (iii) a breach by Assignor of the Special Warranty in the Assignment, and/or (iv) any of the Retained Obligations.  Notwithstanding the foregoing, (a) Assignor shall not have any liability for indemnity under clause (i) of this Section 9, unless the aggregate amount of all claims asserted in good faith by Assignee under clause (i) of this Section 9 exceed three percent  (3%) of the Final Price (and then solely with respect to the excess amount) and such claims are asserted within twelve (12) months after the Closing Date, and (b) in no event shall Assignor be required to indemnify the Assignee Indemnified Parties under clause (i) of this Section 9 for Liabilities in excess of an aggregate amount equal to twenty percent (20%) of the Final Price; provided, however, the foregoing limitations in this sentence shall not apply to any of Assignor’s obligations under clause (i) of this Section 9 in respect of breaches of any representations or warranties of Assignor contained in Sections 5(a), 5(b), 5(c), 5(g) or 5(l)(i) and (iii), or under clause (ii), clause (iii), or clause (iv) of this Section 9 (provided, however, that any claims under clause (iii) above with respect to the Special Warranty in the Assignment are, in all cases, subject to the one year survival period provided for in this Agreement and in the Assignment, and any such claims must be asserted prior to the first (1st) anniversary of the Closing Date to be valid and subject to indemnification under this Agreement).  Notwithstanding anything else provided herein, under no circumstances shall Assignor’s aggregate liability with respect to all Liabilities under this Agreement and the Assignment, including, for the avoidance of doubt, any Liabilities (1)  in respect of breaches of any representations or warranties of Assignor contained in Sections 5(a), 5(b), 5(c), 5(g) or 5(l)(i) and (iii), or (2) under clause (ii), clause (iii) or clause (iv) of this Section 9, exceed an amount equal to the Final Price.
Section 10.Assignee’s Indemnity.  From and after the Closing Date, Assignee hereby defends, indemnifies, holds harmless and forever releases Assignor and its affiliates, together with its successors and assigns, all of its and their respective stockholders, partners, members, directors, officers, managers, employees, attorneys, consultants, agents and representatives (collectively, the “Assignor Indemnified Parties”), from and against any and all Liabilities, (whether or not relating to third party claims or incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder) arising from, based upon, related to or associated with:  (a) the Assumed Obligations, and (b) a breach by Assignee of any of its representations, warranties, covenants or agreements contained in this Agreement.
Section 11.Waiver of Consequential Damages.  EXCEPT TO THE EXTENT AN INDEMNIFIED PERSON IS REQUIRED TO PAY ANY OF THE FOLLOWING TO ANY THIRD PARTY THAT IS NOT AN INDEMNIFIED PERSON HEREUNDER, NONE OF THE ASSIGNEE INDEMNIFIED PARTIES NOR ASSIGNOR INDEMNIFIED PARTIES SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY OR ITS AFFILIATES, AND ASSIGNEE, ON BEHALF OF EACH OF THE ASSIGNEE INDEMNIFIED PARTIES, AND ASSIGNOR, ON BEHALF OF EACH OF THE ASSIGNOR INDEMNIFIED PARTIES, WAIVE ANY RIGHT TO RECOVER, ANY INDIRECT, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, REMOTE OR SPECULATIVE DAMAGES OR DAMAGES FOR LOST PROFITS OF ANY KIND (EXCLUDING FAILURE TO REMIT TO THE PARTY ENTITLED HEREUNDER PROCEEDS FROM THE SALE OF HYDROCARBONS PRODUCED FROM THE OIL AND GAS PROPERTIES) ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.
Section 12.Duty to Mitigate.  Each Party shall have a duty to mitigate, and cause its affiliates to mitigate, any Liabilities to which a right to indemnity applies hereunder, including all commercially reasonable steps to mitigate such potential Liabilities upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring reasonable costs only to the minimum extent necessary to remedy the breach that gives rise to such Liabilities.
Section 13.Exclusive Remedy.  From and after the Closing, the sole and exclusive remedies of the Parties for any matter arising out of the transactions contemplated by this Agreement will be (a) the right to seek specific performance for the breach or failure of the other Party to perform any covenants contained herein or in the Assignment that are required to be performed after Closing (subject to the limitations contained in Section 9), (b) any rights or remedies at Law or in equity with respect to claims of Fraud, and (c) pursuant to the indemnification obligations set forth in Section 9 and Section 10.  Except as set forth in this Agreement, no Party will have any remedy against the other Party for any breach of any provision of this Agreement.  For the avoidance of doubt, the sole and exclusive remedy of Assignee with respect to Assignor Parent for any matter arising out of the transactions contemplated by this Agreement will be (i) pursuant to the obligations set forth in Section 20 and (ii) the right to seek specific performance for the breach or failure of Assignor Parent to perform any of its obligations contained in Section 20, to the extent any such obligations arise, and subject to the limitations contained in Section 20.
Section 14.Further Assurances.  From and after Closing, the Parties shall execute and deliver, or shall cause to be executed and delivered from time to time, such further instruments of conveyance and transfer, and shall take such other actions as a Party may reasonably request, to convey and deliver the Conveyed Interests to Assignee, to perfect Assignee’s title thereto, and to accomplish the orderly transfer of the Conveyed Interests to Assignee in the manner contemplated by this Agreement ant the Assignment.
Section 15.Entire Agreement; Amendment.  This Agreement and the Assignment collectively constitute the entire agreement between the Parties, and supersede all agreements entered into prior to the Closing Date, understandings, negotiations, and discussions, whether oral or written, of the Parties, pertaining to the subject matter of this Agreement and the Assignment.  This Agreement may be amended only by an instrument in writing executed by Assignor, Assignee and Assignor Parent.
Section 16.Governing Law; Jurisdiction; Venue; Jury Waiver.  THIS AGREEMENT AND THE ASSIGNMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR THE ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY OR THE RIGHTS, DUTIES AND THE LEGAL RELATIONS AMONG THE PARTIES HERETO AND THERETO SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION.  BOTH PARTIES HERETO CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE FEDERAL COURTS OF THE UNITED STATES LOCATED IN HARRIS COUNTY, TEXAS OR THE STATE COURTS LOCATED IN HARRIS COUNTY, TEXAS FOR ANY ACTION ARISING OUT OF THIS AGREEMENT, THE ASSIGNMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.  ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT, THE ASSIGNMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY SHALL BE EXCLUSIVELY LITIGATED IN SUCH COURTS DESCRIBED ABOVE HAVING SITES IN HOUSTON, TEXAS AND EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS SOLELY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE ASSIGNMENT.  THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST

ANOTHER IN ANY MATTER WHATSOEVER ARISING OUT OF OR IN RELATION TO OR IN CONNECTION WITH THIS AGREEMENT OR THE ASSIGNMENT.
Section 17.Assignment.  This Agreement may not be assigned by a Party without the prior written consent of the other Party, and any assignment made without such consent shall be void and of no effect.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.
Section 18.Severability.  If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either Party.  Upon any such determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
Section 19.Taxes.  Assignor shall be responsible for all Property Taxes attributable to the ownership or operation of the Conveyed Interests with respect to all taxable periods ending prior to the Effective Time, and Assignee shall be responsible for all Property Taxes attributable to the ownership or operation of the Conveyed Interests with respect to taxable periods that begin on or after the Effective Time.  All Property Taxes attributable to the ownership or operation of the Conveyed Interests with respect to any taxable period that begins prior to and ends on or after the Effective Time (a “Straddle Period”) shall be apportioned between Assignor and Assignee as of the Effective Time, in the case of Property Taxes described in clause (i) of the definition thereof, based on the number of days in the Straddle Period that occurred before the Effective Time (in the case of Assignor) and on or after the Effective Time (in the case of Assignee), and in the case of Property Taxes described in clause (ii) of the definition thereof, based on (a) actual production, expressed in volume or units, attributable to the days in the Straddle Period that occurred before the Effective Time (in the case of Assignor) and (b) actual production, expressed in volume or units,  attributable to the days in the Straddle Period that occur on or after the Effective Time (in the case of Assignee).  Each Party shall have the right to all deductions, credits, and refunds pertaining to Property Taxes allocated to such Party under this Section 19.
Section 20.Parent Guaranty.  By execution of this Agreement, to the extent that Assignor is obligated to indemnify any Assignee Indemnified Party pursuant to Section 9, Assignor Parent hereby agrees that it guarantees the full, complete, and timely performance and payment when due of, all of the indemnification obligations of Assignor under Section 9 after taking into account the limitations set forth therein applicable to such indemnification obligations (the “Guaranteed Obligations”), to the extent and only to the extent that any claim by an Assignee Indemnified Party with respect to a Guaranteed Obligation is properly asserted on or before the first (1st) anniversary of the Closing Date and provided that Assignor Parent does not waive its right to dispute that an amount claimed against Assignor Parent pursuant to the foregoing guaranty (“Guaranty”) does not constitute a Guaranteed Obligation; provided, however, that (x) any amounts paid by Assignor on account of the Guaranteed Obligations shall not be owed by Assignor Parent hereunder and (y) in no event shall Assignor Parent’s aggregate Liability under the Guaranty and/or otherwise in respect of the Guaranteed Obligations exceed the Final Price (the

“Cap”).  The limitations set forth in this Section 20 shall apply only to the Guaranty and shall not limit any obligations of Assignor hereunder.  In connection with Assignor Parent’s performance of its obligations under this Section 20, Assignor Parent shall have the right to exercise any and all rights of Assignor under this Agreement.  Notices to Assignor Parent shall be made to the address set forth for Assignor on the signature page to this Agreement.  Assignor Parent is executing the Agreement for purposes of this Section 20 only, provided that the provisions of Section 15 through Section 18 and Section 23 through Section 26 shall apply as between Assignor Parent and Assignee with respect to this Guaranty.  This Guaranty is an absolute guaranty of payment and not of collection, and a separate action may be brought against Assignor Parent to enforce this Guaranty, without requirement that any Assignee Indemnified Party first exercise its rights against Assignor.  Assignor Parent waives diligence, presentment, demand, protest, and notices of any kind in respect of the Guaranteed Obligations and this Guaranty.  Assignor is a wholly owned subsidiary of Assignor Parent, and Assignor Parent acknowledges that it is familiar with this Agreement, the Assignment, and other documents delivered in connection herewith and that it will substantially benefit if the transaction contemplated hereby is consummated and performed in accordance with the terms hereof and thereof.  This Guaranty shall terminate and Assignor Parent shall not have any further obligations under this Agreement as of the earlier of (1) the first (1st) anniversary of the Closing Date unless a claim by an Assignee Indemnified Party with respect to a Guaranteed Obligation is properly asserted on or before such date and such claim has not been fully satisfied and then only until such claim has been fully satisfied and (2) the time at which Assignor Parent has paid Assignee, in respect of the obligations of Assignor Parent hereunder, an amount equal to the Cap.  Assignee hereby expressly agrees that Assignor Parent’s Liability is capped at the Cap and that the Cap is fair and reasonable.  Assignee further expressly acknowledges that the Cap is a material inducement for Assignor and Assignor Parent to enter into this Agreement and to provide the Guaranty set forth in this Section 20 and that Assignor Parent is relying on the enforceability of the Cap in providing the Guaranty.  In no event shall the Guaranty apply to (i) any entity or Person that is an owner (directly or indirectly) of Assignor Parent or (ii) any other Affiliate (excluding Assignee) of Assignor Parent.
Section 21.Certain Consents.  Prior to the Closing Date, Assignor sent to the holder of the consent set forth on Schedule 5(k) (the “Subject Consent”) a notice in compliance with the contractual provisions applicable to such consent seeking such holder’s consent to the transaction contemplated herein.  As of the Closing, such holder has not delivered such consent and the time for granting the Subject Consent has not yet expired.  Therefore, the Parties agree that (a) at Closing, Assignor’s interests in the Oil and Gas Properties covered by the Subject Consent (the “Subject Assets”) shall not be conveyed to Assignee at Closing but shall still be considered part of the Conveyed Interests in accordance with the provisions of this Section 21, adjustments to the Purchase Price will still be made pursuant to Section 4 with respect to the Subject Assets, and the Purchase Price will not be reduced as a result of such non-conveyance, and (b) after Closing, Assignor and Assignee will use their commercially reasonable efforts (at no out-of-pocket cost or expense to either Party) to obtain promptly the Subject Consent.  As between Assignor and Assignee, (i) Assignor shall hold the Subject Assets after Closing as nominee for Assignee, and Assignee shall have full beneficial ownership of, and control over all decisions to be made with respect to, the Subject Assets (including control over elections under operating agreements and incurring any expenses in connection therewith), (ii) Assignee shall pay all Property Expenses and Taxes attributable to the ownership and operation of the Subject Assets from and after the Effective Time, and (iii) Assignor shall pay Assignee any revenues actually received by or credited to

Assignor that are attributable to production from the Subject Assets from and after the Effective Time.  At such time as the Subject Consent has been received or deemed received pursuant to the terms of the underlying instrument, (a) Assignor shall so notify Assignee (or, if the Subject Consent is received by Assignee, then Assignee shall so notify Assignor) and (b) within five (5) business days after the receiving Party’s receipt of such notice, Assignor shall assign and convey to Assignee, and Assignee shall accept from Assignor, the Subject Assets pursuant to the terms of this Agreement and an instrument in substantially the same form as the Assignment.  If the Subject Consent has not been received or deemed received on or before one hundred and twenty (120) days after the Closing Date, then Assignor shall no longer hold the Subject Assets as nominee for Assignee and, within five (5) business days thereafter, Assignor shall assign and convey to Assignee, and Assignee shall accept from Assignor, the Subject Assets pursuant to the terms of this Agreement and an instrument in substantially the same form as the Assignment.  TO THE EXTENT THAT ASSIGNOR HAS MATERIALLY COMPLIED WITH THIS SECTION 21, ASSIGNEE SHALL ASSUME ALL RISK AND SHALL DEFEND AND INDEMNIFY THE ASSIGNOR INDEMNIFIED PARTIES FOR ALL CLAIMS RELATED TO AN ALLEGED FAILURE TO COMPLY WITH SUCH SUBJECT CONSENT, AND SUCH OBLIGATIONS SHALL BE ASSUMED OBLIGATIONS UNDER THIS AGREEMENT.
Section 22.Records.  In addition to the obligations set forth under Section 2 above, no later than ten (10) business days following the Closing Date, Assignor shall (a) deliver to Assignee electronic copies of all Records that are maintained in electronic form and (b) make all physical copies of the Records available for pick up by Assignee at their present location(s) (in the format(s) currently maintained by Assignor).
Section 23.Conflicts; No Merger.  In the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of any exhibit or schedule hereto, the Assignment, or any other document delivered in connection herewith, the terms and provisions of this Agreement shall govern and control; provided, however, the inclusion in any such exhibit, schedule, or other document of terms and provisions not addressed in this Agreement shall not be deemed a conflict, and all such additional provisions shall be given full force and effect, subject to the provisions of this Section 23.  None of the provisions of this Agreement shall be deemed to have merged with the Assignment or any other document executed in connection with this Agreement and, except as otherwise expressly provided herein, the representations, warranties, covenants, agreements, and indemnities contained herein and in the Assignment shall survive the Closing Date without time limit.
Section 24.Legal Fees; Expenses.  All fees, costs, and expenses incurred by either Party in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Person incurring the same, including legal and accounting fees, costs, and expenses.  If either Party institutes a Proceeding against the other Party relating to this Agreement or the Assignment, the Party to such Proceeding which does not prevail will reimburse the prevailing Party therein (regardless of whether the prevailing Party is the plaintiff or the defendant in such Proceeding) for the reasonable costs and expenses (including attorney fees) incurred by the prevailing Party related to such Proceeding.
Section 25.Counterparts.  This Agreement may be executed and delivered in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.  The exchange of copies of this Agreement and of signature pages by facsimile or by electronic image scan transmission in .pdf shall constitute effective execution and delivery of this Agreement as to the Parties and Assignor Parent and may be used in lieu of the original Agreement for all purposes.  Signatures of the Parties and Assignor Parent transmitted by facsimile or electronic image scan transmission in .pdf shall be deemed to be their original signatures for all purposes.
Section 26.Interpretation.  References in this Agreement to sections, appendices, and schedules are to the sections of and appendices and schedules to this Agreement unless otherwise specified.  The words “hereby”, “hereof”, “herein”, “hereunder”, and similar words refer to all of this Agreement, including the appendices and schedules, and not to any particular Section or other subdivision of this Agreement.  The words “include”, “includes”, and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import.  The word “or” is not necessarily exclusive.
Section 27.Certain Defined Terms.  As used in the Agreement, the following terms have the meanings set forth below:
(a)“Affiliate” means, with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  As used in this definition, the word “control” (and the words “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.  For the avoidance of doubt, the Parties acknowledge and agree that Mesquite Energy, Inc., Sanchez Oil & Gas Corporation, and any of their respective Affiliates are not Affiliates of Assignor.
(b)“Fraud” means an intentional and willful misrepresentation by a Party with respect to the making of any representation or warranty expressly contained herein; provided, the Party making such representation or warranty had actual knowledge that the applicable representation or warranty (as qualified by the disclosure schedules hereto, if applicable) was false at the time it was made and the other Party did rely thereon to its detriment.
(c)“Governmental Authority” means any federal, state, local, tribal, or foreign government, court of competent jurisdiction, administrative or regulatory body, agency, bureau, commission, governing body of any national securities exchange, or other governmental authority or instrumentality in any domestic or foreign jurisdiction, and any appropriate division of any of the foregoing.
(d)“Law” means any law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, proclamation, treaty, convention, rule, regulation, permit, writ, or decree, whether legislative, municipal, administrative, or judicial in nature, enacted, adopted, passed, promulgated, made, or put into effect by or under the authority of any Governmental Authority.
(e)“Marathon” means Marathon Oil Company, Marathon Oil EF LLC and any of their respective Affiliates.

(f)“Person” means any natural person, corporation, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company, firm, society, or other incorporated or unincorporated enterprise, association, organization, or entity, including any Governmental Authority.
(g)“Proceeding” means any action, proceeding, litigation, suit, or arbitration (whether civil, criminal, administrative, or judicial in nature) commenced, brought, conducted, or heard before any Governmental Authority, arbitrator, or arbitration panel.
(h)“Property Expenses” means, without duplication, all operating expenses and capital expenditures incurred in the ownership and operation of the Conveyed Interests in the ordinary course of business and in accordance with the relevant operating or unit agreements, including overhead costs charged by Third Parties to the Conveyed Interests under the relevant operating or unit agreements, but excluding Liabilities attributable to any of the following:  (i) personal injury, death, property damage, other torts, violation of any Law, fines, penalties, or criminal sanctions, (ii) environmental matters, including Liabilities under environmental Laws, (iii) plugging, abandonment, dismantling, decommissioning, and similar Liabilities, (iv) obligations with respect to Hydrocarbon imbalances, (v) overhead and general and administrative costs and expenses, in each case, of Assignor and its Affiliates, (vi) obligations owed by Assignor to any of its Affiliates or its or their respective employees, (vii) Taxes, (viii) claims for indemnification, contribution, or reimbursement from any Third party with respect to Liabilities of the type described in the preceding subparts (i) through (vii), or (ix) any wellhead or pipeline imbalances; provided, that the Specified Pipeline Costs shall be deemed not to be Property Expenses.
(i)“Property Taxes” means (i) any federal, state or local personal or real property or ad valorem or similar Taxes assessed against the Conveyed Interests or based upon or measured by the ownership of the Conveyed Interests (but excluding any Taxes described in clause (ii) of this definition and any income, franchise, employment, labor, unemployment, or similar Tax) and (ii) any federal, state or local Tax that is based on or measured by the production of Hydrocarbons from the Conveyed Interests or the receipt of proceeds therefrom, including any conservation, sales, use, value added, excise, or severance Taxes (but excluding any income, franchise, employment, labor, unemployment, or similar Tax).
(j)“Required Consents” means (a) any Third Party consent to assignment required to be obtained prior to the transfer of any Oil and Gas Property, or (b) any Third Party consent to assignment required to be obtained prior to the transfer of an Applicable Contract, in either case, that is denied in writing or provides that, if such consent is not obtained prior to the relevant transfer, (i) such transfer will be void or voidable, (ii) the Oil and Gas Property or Applicable Contract burdened by such consent requirement will be terminated or become terminable, or (iii) either Assignor or Assignee will become liable for an express monetary penalty.
(k)“Retained Obligations” means (i) all Property Expenses attributable to the ownership or operation of the Conveyed Interests prior to the Effective Time, (ii) all Property Taxes for which Assignor is responsible under Section 19, (iii) all obligations and Liabilities, known or unknown, arising from, based upon, related to or associated with any of the following:  (a) the employment relationship (or termination thereof) between Assignor or any of its Affiliates and any of its or their present or former employees, (b) Liabilities of Assignor owed to any of its Affiliates, (c) personal injury, death, or property damage related to ownership or operation of the Conveyed Interests prior to the Effective Time, (d) any fines, penalties, or criminal sanctions asserted, imposed, or levied against, any Assignor Indemnified Party by any Governmental Authority, (E) overhead and general and administrative costs and expenses, in each case, of Assignor and its Affiliates (excluding, for clarity, overhead costs charged by Third Parties under applicable operating agreements), or (F) any Excluded Assets.
(l)“Satisfied Pipeline Costs” means all costs and expenses to the extent (a) attributable to that certain ongoing pipeline remediation project undertaken by Marathon with respect to the Wells (consisting in material part of repairing certain liquid lateral trunklines to which the Wells are connected, including, replacing, repairing, and/or pulling HDPE liners through such trunklines) and referenced in that certain letter from Marathon to SN Palmetto, LLC (attention of Brett Ridings, VP of Land) dated April 14, 2020, and (b) that were paid or otherwise discharged by Assignor prior to the Effective Time (including by Marathon having offset the same against proceeds of production otherwise due to Assignor).
(m)“Specified Pipeline Costs” means all costs and expenses to the extent (a) attributable to that certain ongoing pipeline remediation project undertaken by Marathon with respect to the Wells (consisting in material part of repairing certain liquid lateral trunklines to which the Wells are connected, including, replacing, repairing, and/or pulling HDPE liners through such trunklines) and referenced in that certain letter from Marathon to SN Palmetto, LLC (attention of Brett Ridings, VP of Land) dated April 14, 2020, and (b) either (i) attributable to the ownership or operation of the Conveyed Interests from and after the Effective Time or (ii) attributable to the ownership or operation of the Conveyed Interests prior to the Effective Time and were outstanding as of the Effective Time and had not, as of such time, been paid or otherwise discharged (through offset by Marathon or similar mechanism) by Assignor.
(n)“Tax” and “Taxes” means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, severance, natural resources, Property Tax, transfer, registration, stamp, value added, alternative or add-on minimum, estimated, or other tax, levy or assessment, duty, impost, charge, or fee of any kind whatsoever of any Governmental Authority, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not.
(o)“Third Party” means any Person other than a Party to this Agreement or an Affiliate of a Party to this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, each Party and Assignor Parent has executed and delivered this Agreement as of the Closing Date.

Assignor:

SEP HOLDINGS IV, LLC

By:	Evolve Transition Infrastructure LP, its sole member
By:	Evolve Transition Infrastructure GP, LLC, its general partner

By:/s/ Charles C. Ward
Name: Charles C. Ward
Title: Chief Financial Officer and Secretary

Solely with respect to Assignor Parent’s obligations pursuant to Section 20 herein:

Assignor Parent:

EVOLVE TRANSITION INFRASTRUCTURE LP

By:	Evolve Transition Infrastructure GP, LLC, its general partner

By:/s/ Charles C. Ward
Name: Charles C. Ward
Title: Chief Financial Officer and Secretary

Address for purposes of notice:

1360 Post Oak Boulevard, Suite 2400
Houston, Texas 77056
Attention: Chief Financial Officer
Email: cward@evolvetransition.com

with a copy (which shall not constitute notice) to:

Hunton Andrews Kurth LLP
600 Travis St. Suite 4200
Houston, TX 77002
Attention: Phil Haines
Email: phaines@huntonak.com

Signature Page to Purchase Agreement

Assignee:

WESTHOFF PALMETTO LP

By:	Westhoff Palmetto GP LLC, its general partner

By:/s/ Paul F. Barnhart, III
Paul F. Barnhart, III
as sole member

Address for purposes of notice:

2121 Sage Road, Suite 333,
Houston, Texas 77056
Attention: Paul F. Barnhart, III
Email: paul@biiusa.com

With a copy (which shall not constitute notice) to:

Porter Hedges LLP
1000 Main Street, 36th Floor
Houston, TX 77002
Attention: Jeremy Mouton
Email: jmouton@porterhedges.com

Signature Page to Purchase Agreement

APPENDIX I

Attached to and made a part of that certain Purchase Agreement, dated April 30, 2021, by and between SEP Holdings IV, LLC, as Assignor, and Westhoff Palmetto LP, as Assignee

ASSIGNMENT, BILL OF SALE, AND CONVEYANCE

(Attached.)

ASSIGNMENT, BILL OF SALE AND CONVEYANCE

STATE OF TEXAS§

§

COUNTIES OF GONZALES AND DEWITT§

THIS ASSIGNMENT, BILL OF SALE AND CONVEYANCE (this “Assignment”), dated as of April 30, 2021 (the “Closing Date”), but effective as of 7:00 a.m. Central Time on March 1, 2021 (the “Effective Time”), is from SEP HOLDINGS IV, LLC, a Delaware limited liability company, whose mailing address is 1360 Post Oak Boulevard, Suite 2400, Houston, Texas 77056 (“Assignor”) to WESTHOFF PALMETTO LP, a Delaware limited partnership, whose mailing address is 2121 Sage Road, Suite 333, Houston, Texas 77056 (“Assignee”, together with Assignor, the “Parties” and each individually, a “Party”).  Capitalized terms used but not defined herein shall have the respective meanings set forth in that certain Purchase Agreement, dated as of the Closing Date, by and between Assignor and Assignee (as may be amended from time to time, the “Purchase Agreement”).

Section 1.Assignment.  For Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Assignor, does hereby forever GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER AND DELIVER to Assignee all of Assignor’s right, title and interest in and to the interests and properties described below, less and except the Excluded Assets (such right, title and interest, less and except the Excluded Assets, collectively, the “Conveyed Interests”):

(a)the oil, gas and mineral wells, whether producing, plugged, shut-in or temporarily abandoned, set forth on Exhibit A attached hereto (collectively, the “Wells”), together with (i) all oil, gas, casinghead gas, condensate, natural gas liquids, and other gaseous and liquid hydrocarbons or any combination thereof and other minerals extracted from or produced with the foregoing (collectively, “Hydrocarbons”) produced therefrom or allocated thereto, INSOFAR AND ONLY INSOFAR as such Hydrocarbons are produced from and after the Effective Time and (ii) all proceeds, rights, and claims related to such Hydrocarbons;

(b)the oil, gas and mineral leases covering rights in the Wells together with (i) all other right, title, and interest of Assignor in and to the lands covered or burdened thereby or pooled or unitized therewith and (ii) all tenements, hereditaments and appurtenances belonging to such leases, including those leases described on Exhibit B attached hereto (collectively, the “Leases”, together with the Wells and the Hydrocarbons, the “Oil and Gas Properties”);

(c)to the extent assignable, all contracts (excluding any Leases) to which Assignor is a party, or may otherwise be deemed to have obligations with respect thereto, to the extent relating to the Oil and Gas Properties, insofar and only insofar as such contracts relate to Assignor’s interests in the Wells, but exclusive of any Excluded Information and contracts to the extent relating to the Excluded Assets (collectively, the “Applicable Contracts”), and all rights thereunder, including those set forth on Exhibit C;

(d)to the extent assignable, all easements, rights-of-way, licenses, servitudes, surface leases, surface use agreements, permits, and similar instruments and authorizations used or held for use, or otherwise granted or issued, in connection with the ownership or operation of the Oil and Gas Properties;

(e)all Fixtures, Equipment, and Inventory that are appurtenant to or otherwise used or held for use in connection with the ownership or operation of the Oil and Gas Properties or the production, treating, storing, or transportation of Hydrocarbons produced therefrom;

(f)all rights, claims, judgments, awards, recoveries, settlements, indemnities, rights to insurance proceeds, refunds, obligations, and liabilities in favor of or owed to Assignor or its Affiliates to the extent relating to ownership or operation of the Conveyed Interests from and after the Effective Time or to any of the Assumed Obligations; and

(g)all files, records and data (including electronic data) or copies thereof in the possession or control of Assignor to the extent specifically related to the Conveyed Interests (collectively, the “Records”), including:  (i) lease files, deed files, land files, wells files, division order files, abstracts, title files, production records, Applicable Contract files, non-interpretive maps, and accounting and tax records; (ii) approved authorizations for expenditures, engineering records (to the extent not containing restricted 3rd party interpretive data), reservoir information, daily drilling and completion plans and reports, and wellbore diagrams; and (iii) environmental files and records; but excluding those subject to a written unaffiliated third party contractual restriction on disclosure or transfer for which no consent to disclose or transfer has been received, or the extent such disclosure or transfer is subject to payment of a fee or other consideration, for which Assignee has not agreed in writing to pay the fee or other consideration, as applicable, provided, however, Assignor may retain a duplicate copy of such Records.

It is the intent of Assignor to convey and this Assignment hereby conveys to Assignee, from and after the Effective Time, the Conveyed Interests, regardless of errors in description, any incorrect or misspelled names, or any mistranscribed or incorrect recording references.

TO HAVE AND TO HOLD the Conveyed Interests to Assignee and its successors and assigns, forever, subject, however, to the covenants, terms and conditions set forth herein and in the Purchase Agreement, and subject to the Permitted Encumbrances.

Section 2.Excluded Assets.  Notwithstanding the foregoing, the Conveyed Interests shall not include, and there is EXCEPTED AND EXCLUDED from this Assignment to Assignee, in all such instances, any right, title or interest in or to the following (the “Excluded Assets”), all of which shall be RESERVED AND RETAINED by Assignor:   (a) all of Assignor’s corporate minute books, tax and financial records and other business records that relate to Assignor’s business generally; (b) all trade credits, all accounts, all receivables of Assignor and all other proceeds, income or revenues of Assignor attributable to the Conveyed Interests and attributable to any period of time prior to the Effective Time; (c) to the extent that they do not relate to the Assumed Obligations for which Assignee is providing indemnification under the Purchase Agreement, all claims and causes of action of Assignor against Third Parties arising under or with respect to any contracts that are attributable to periods of time prior to the Effective Time (including claims for adjustments or refunds); (d) to the extent that they do not relate to the Assumed Obligations for which Assignee is providing indemnification under the Purchase Agreement, all rights and interests of Assignor (i) under any policy or agreement of insurance or

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indemnity, (ii) under any bond, or (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events or damage to or destruction of property; (e) Assignor’s rights with respect to all Hydrocarbons produced and sold from the Conveyed Interests with respect to all periods prior to the Effective Time; (f) all claims of Assignor for refunds (whether by way of refund, credit, offset, or otherwise) of, rights to receive funds from any Governmental Authority, or loss carry forwards or credits with respect to (i) asset taxes attributable to any period (or portion thereof) prior to the Effective Time, (ii) income taxes, or (iii) any taxes attributable to the Excluded Assets; (g) any futures trade, put option, synthetic put option, call option, or other arrangement relating to commodities entered into on any commodities exchange to hedge exposure to or to speculate on commodity prices, and any swap, collar, floor or other derivative transaction or hedging arrangement of any type or nature whatsoever in the over-the-counter derivatives market; (h) notwithstanding the definition of “Records,” any Excluded Information; (i) all trademarks and trade names containing “Sanchez”, “Evolve”, “SEP” or “SNMP” or any variations thereof; (j) all instruments evidencing obligations created, issued, or incurred for borrowed money (including deferred payment of purchase price or carry obligation), including mortgages, deeds of trust, notes, bonds, and debentures, and all guarantees of the foregoing; (k) all information technology assets, including desktop computers, laptop computers, servers, networking equipment and any associated peripherals and other computer hardware, all radio and telephone equipment, smartphones, tablets and other mobility devices (excluding well communication devices), any other information technology system, and any computer equipment that is used by Assignor for projects unrelated to the Conveyed Interests; (l) all supervisory control and data acquisition industrial control system and measurement technology of Assignor or its affiliates; and (m) all amounts paid or payable by any Third Party to Assignor or its affiliate for periods of time accruing prior to Closing Date under any operating agreements or other contract burdening the Conveyed Interests.

Section 3.Special Warranty of Title; Subrogation.  Assignor does hereby bind itself and its successors and assigns to warrant and forever defend all and singular Defensible Title to the Conveyed Interests unto Assignee and its successors and assigns against every Person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Assignor, but not otherwise, subject, however, to the Permitted Encumbrances (the “Special Warranty”).  The Special Warranty shall survive until the first (1st) anniversary of the Closing Date (including as to all claims made thereunder prior to such anniversary).  Assignee’s sole remedy for breaches of such Special Warranty shall be in accordance with and subject to Section 9 of the Purchase Agreement and are subject to the limitations set forth in the Purchase Agreement.  Assignor hereby assigns to Assignee, and Assignee is subrogated to, all rights, claims and causes of action under title warranties given or made by Assignor’s predecessors in interest with respect to the Conveyed Interests, and Assignee is specifically subrogated to all rights which Assignor may have against such predecessors in interest with respect to the Conveyed Interests, to the extent Assignor may legally transfer such rights and grant such subrogation.

Section 4.Disclaimers.

(a)EXCEPT AS SET FORTH IN SECTION 5 OF THE PURCHASE AGREEMENT AND THE SPECIAL WARRANTY IN THIS ASSIGNMENT, (I) ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, REGARDING THE CONVEYED INTERESTS AND (II) ASSIGNEE HAS NOT RELIED

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UPON, AND ASSIGNOR EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION REGARDING THE CONVEYED INTERESTS MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO ASSIGNEE OR ANY OTHER MEMBER OF THE ASSIGNEE INDEMNIFIED PARTIES (INCLUDING WITHOUT LIMITATION ANY OPINION, INFORMATION, DOCUMENTS.  MATERIALS PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED BY ANY FINANCIAL ADVISOR FOR ASSIGNOR OR ANY OTHER MEMBER OF THE ASSIGNOR INDEMNIFIED PARTIES, CONTAINED IN OR PROVIDED IN VIRTUAL “DATA ROOMS”, MANAGEMENT PRESENTATIONS OR SUPPLEMENTAL DUE DILIGENCE INFORMATION PROVIDED BY ASSIGNOR OR DISCUSSIONS OR ACCESS TO MANAGEMENT OF ASSIGNOR, OR ANY OTHER FORM, IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT).

(b)EXCEPT AS SET FORTH IN SECTION 5 OF THE PURCHASE AGREEMENT AND THE SPECIAL WARRANTY IN THIS ASSIGNMENT, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ASSIGNOR DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE CONVEYED INTERESTS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE CONVEYED INTERESTS, (III) THE CONTENTS, CHARACTER, OR NATURE, ACCURACY, COMPLETENESS, OR MATERIALITY OF ANY RECORDS, INFORMATION, DATA, OR OTHER MATERIALS (WRITTEN OR ORAL) NOW, HERETOFORE OR HEREAFTER FURNISHED TO ASSIGNEE BY OR ON BEHALF OF ASSIGNOR; (IV) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE CONVEYED INTERESTS, (V) ANY ESTIMATES OF THE VALUE OF THE CONVEYED INTERESTS OR FUTURE REVENUES TO BE GENERATED BY THE CONVEYED INTERESTS, (VI) THE PRODUCTION OF OR ABILITY TO PRODUCE HYDROCARBONS FROM THE CONVEYED INTERESTS, (VII) ANY ESTIMATES OF OPERATING COSTS AND CAPITAL REQUIREMENTS FOR ANY WELL, LEASE, OPERATION, OR PROJECT, (VIII) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE CONVEYED INTERESTS, (IX) THE CONTENT, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY THIRD PARTIES, (X) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO ASSIGNEE OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, OFFICERS, DIRECTORS, MEMBERS, MANAGERS, EQUITY OWNERS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND (XI) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT.  EXCEPT AS AND TO THE LIMITED EXTENT REPRESENTED OTHERWISE AS SET FORTH IN SECTION 5 OF THE PURCHASE AGREEMENT AND THE SPECIAL WARRANTY IN THIS ASSIGNMENT, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ASSIGNOR FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF

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MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY OF THE CONVEYED INTERESTS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT ASSIGNEE SHALL BE DEEMED TO BE OBTAINING THE CONVEYED INTERESTS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT ASSIGNEE HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS ASSIGNEE DEEMS APPROPRIATE.

(c)EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN SECTION 5(E) OF THE PURCHASE AGREEMENT, (I) ASSIGNOR HAS NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE CONVEYED INTERESTS, (II) NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND (III) ASSIGNEE SHALL BE DEEMED TO BE TAKING THE CONVEYED INTERESTS “AS IS” AND “WHERE IS” WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION AND THAT ASSIGNEE HAS MADE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS ASSIGNEE DEEMS APPROPRIATE.

(d)THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 4 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.

Section 5.Certain Definitions.  For purposes of this Assignment, the following capitalized terms shall have the meaning set forth below:

“Burden” means any and all royalties (including lessor’s royalty), overriding royalties, production payments, carried interests, net profits interests, reversionary interests and other burdens upon, measured by or payable out of production (excluding, for the avoidance of doubt, any taxes).

“Contractual Depth” means the Eagle Ford Shale Formation; provided that if a Well is producing from a greater depth than the Eagle Ford Shale Formation as of the Effective Time, the Contractual Depth for that specific Well shall also include all such greater depths at which there are open perforations for such applicable Well.

“Defensible Title” means, with respect to a Conveyed Interest, title of Assignor therein and thereto that, other than Permitted Encumbrances, (a) as to each Well, limited to the Contractual Depth for such Well, (i) entitles Assignor to receive not less than the Net Revenue Interest as set

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forth in Appendix II to the Purchase Agreement for such Well, except for any decreases required to allow other Working Interest owners to make up wellhead imbalances or pipelines to make up pipeline imbalances, as applicable, and (ii) obligates Assignor to bear not more than the Working Interest as set forth in Appendix II to the Purchase Agreement for such Well, except for any such increases that are accompanied by a proportionate increase in Assignor’s Net Revenue Interest, and (b) as to each Conveyed Interest, is free and clear of any and all Encumbrances created by, through, or under Assignor and/or its Affiliates.

“Eagle Ford Shale Formation” means the stratigraphic equivalent of the formation which is the entire correlative interval from 10,294 feet to 10,590 feet as shown on the log of the EOG Resources, Inc. – Milton Unit, Well No. 1 (API No. 42-255-31608), Section 64, John Randon Survey, A-247, Karnes County, Texas.

“Encumbrance” means any lien, mortgage, security interest, pledge, charge or similar encumbrance.

“Excluded Information” means (a) all legal records and files of Assignor constituting work product of, and attorney-client communications with, legal counsel (but excluding title opinions); (b) any records or information relating to the offer, negotiation or sale of the Conveyed Interests, including bids received from and records of negotiations with third parties; and (c) any records, information, data, software and licenses relating to the Excluded Assets.

“Fixtures, Equipment, and Inventory” means all (i) fixtures, equipment, physical facilities, surface and subsurface machinery, and other personal property, including all tanks, boilers, buildings, improvements, injection facilities, saltwater disposal facilities, compression facilities, gathering systems, treating and processing facilities, Christmas trees, derricks, platforms, separators, compressors, gun barrels, SCADA and other radio equipment and licenses associated therewith, and similar items (including all facilities, pipelines, fixtures, equipment, and other personal property governed by, or owned, developed, or operated pursuant to, that certain Barnhart Facility Agreement dated May 8, 2013, by and between Marathon Oil EF LLC and SEP Holdings III, LLC, as amended), and (ii) rolling stock, pipes, casing, tubing, tubulars, fittings, and other spare parts, supplies, tools, and materials held as operating inventory.

“Net Revenue Interest” means the interest (expressed as a percentage or decimal fraction), in and to all Hydrocarbons produced and saved or sold from or allocated to the relevant Well, subject to any reservations, limitations, or depth restrictions described herein after giving effect to all Burdens.

“Permitted Encumbrances” means:  (i) the terms and conditions of all Leases; (ii) liens for taxes not yet due or delinquent, (iii) all rights to consent by, required notices to, filings with, or other actions by Governmental Authorities in connection with the sale or conveyance of properties such as the Conveyed Interests that are customarily obtained after the assignment of properties similar to the Conveyed Interests; (iv) conventional rights of reassignment; (v) all applicable Laws and all rights reserved to or vested in any Governmental Authority:  (i) to control or regulate any Well or Lease, in any manner; (ii) by the terms of any right, power, franchise, grant, license or permit, or by any provision of applicable Law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate

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a purchaser of any of the Wells or Leases; (iii) to use such property in a manner which does not materially impair the use of such property for the purposes for which it is currently owned and operated; or (iv) to enforce any obligations or duties affecting the Wells or Leases, to any Governmental Authority with respect to any right, power, franchise, grant, license or permit; (vi) rights of a common owner of any interest in rights-of-way, permits or easements held by Assignor and such common owner as tenants in common or through common ownership, to the extent the foregoing neither individually nor in the aggregate causing any Impermissible Effects; (vii) easements, conditions, covenants, restrictions, servitudes, permits, rights-of-way, surface leases, and other rights in the Wells or Leases, for the purpose of operations, facilities, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, removal of timber, grazing, logging operations, canals, ditches, reservoirs and other like purposes, or for the joint or common use of real estate, rights-of-way, facilities and equipment, to the extent the foregoing neither individually nor in the aggregate causing any Impermissible Effects; (viii) vendors, carriers, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, employee’s, construction or other like liens arising by operation of Law in the ordinary course of business or incident to the construction or improvement of any Well in respect of obligations which are not yet due or delinquent; (ix) liens created under operating agreements, by operation of Tex. Prop. Code § 56.002, or by operation of any other Law in respect of obligations that are not yet due or delinquent; (x) the terms and conditions of any Applicable Contracts to the extent the foregoing neither individually nor in the aggregate cause any Impermissible Effects (excluding, for clarity, application of customary non-consent provisions in operating agreements); (xi) any mortgage lien on a Third Party’s fee estate or mineral fee estate from which title to the relevant Lease is derived which (i) predates the creation of the Lease and which is not currently subject to foreclosure or other enforcement proceedings by the holder of the mortgage lien or (ii) has been subordinated to the applicable Lease; and (xii) all other Encumbrances, instruments, obligations, defects and irregularities affecting the Wells that neither individually nor in the aggregate (i) materially detract from the value of or materially interfere with the use or ownership of the Wells, subject thereto or affected thereby (as currently used or owned), (ii) operate to reduce the Net Revenue Interest of Assignor with respect to any Well to an amount less than the Net Revenue Interest set forth in Appendix II to the Purchase Agreement for such Well with respect to the Contractual Depth for such Well, and/or (iii) obligate Assignor to bear a Working Interest with respect to any Well with respect to the Contractual Depth for such Well in any amount greater than the Working Interest set forth in Appendix II to the Purchase Agreement for such Well (unless the Net Revenue Interest for such Well with respect to the Contractual Depth for such Well is greater than the Net Revenue Interest set forth in Appendix II to the Purchase Agreement in the same or greater proportion as any increase in such Working Interest) (each of clause (I), (II), and (iii) in this subpart (xii) an “Impermissible Effect”).

“Working Interest” means the percentage of costs and expenses associated with the exploration, drilling, development, operation and abandonment of any Wells required to be borne with respect thereto, without giving effect to any Burdens.

Section 6.Assumed Obligations.  Subject to the terms of the Purchase Agreement, Assignee assumes and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid and discharged) all of the Assumed Obligations.

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Section 7.Further Assurances.  The Parties shall execute and deliver, or shall cause to be executed and delivered from time to time, such further instruments of conveyance and transfer, and shall take such other actions as a Party may reasonably request, to convey and deliver the Conveyed Interests to Assignee, to perfect Assignee’s title thereto, and to accomplish the orderly transfer of the Conveyed Interests to Assignee in the manner contemplated by this Assignment and the Purchase Agreement.

Section 8.Purchase Agreement.  This Assignment is subject to and delivered under the terms and conditions of the Purchase Agreement. If any provision of this Assignment is construed to conflict with any provision of the Purchase Agreement, the provisions of the Purchase Agreement shall be deemed controlling to the extent of that conflict; provided, however, that third parties may conclusively rely on this Assignment to vest title to the Conveyed Interests in Assignee.

Section 9.Successors and Assigns.  This Assignment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 10.Governing Law; Jurisdiction; Venue; Jury Waiver.  THIS ASSIGNMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RIGHTS, DUTIES AND THE LEGAL RELATIONS AMONG THE PARTIES HERETO AND THERETO SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION.  BOTH PARTIES HERETO CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE FEDERAL COURTS OF THE UNITED STATES LOCATED IN HARRIS COUNTY, TEXAS OR THE STATE COURTS LOCATED IN HARRIS COUNTY, TEXAS FOR ANY ACTION ARISING OUT OF THIS ASSIGNMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.  ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS ASSIGNMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL BE EXCLUSIVELY LITIGATED IN SUCH COURTS DESCRIBED ABOVE HAVING SITES IN HOUSTON, TEXAS AND EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS SOLELY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS ASSIGNMENT.  THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST ANOTHER IN ANY MATTER WHATSOEVER ARISING OUT OF OR IN RELATION TO OR IN CONNECTION WITH THIS ASSIGNMENT.

Section 11.Severability.  If any term or other provision of this Assignment is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Assignment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either Party.  Upon any such determination, the Parties shall negotiate in good faith to modify this Assignment so as to effect the original intent of the Parties as closely as possible in an

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acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 12.Counterparts.  This Assignment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement.  Any signature hereto delivered by a Party by electronic transmission shall be deemed an original signature hereto.

Section 13.Interpretation.  References in this Assignment to sections and exhibits are to the sections of and exhibits to this Assignment unless otherwise specified.  The words “hereby”, “hereof”, “herein”, “hereunder”, and similar words refer to all of this Assignment, including the exhibits, and not to any particular Section or other subdivision of this Assignment.  The words “include”, “includes”, and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import.  The word “or” is not necessarily exclusive.

[Signature and acknowledgement pages follow.]

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EXECUTED by each Party on the Closing Date, but effective for all purposes as of the Effective Time.

ASSIGNOR:

SEP HOLDINGS IV, LLC

By:	Evolve Transition Infrastructure LP, its sole member
By:	Evolve Transition Infrastructure GP, LLC its general partnership

By:/s/ Charles C. Ward
Name: Charles C. Ward
Title: Chief Financial Officer

STATE OF TEXAS§

§

COUNTY OF HARRIS§

Subscribed, sworn to and acknowledged before me on this 30th day of April, 2021 by Charles C. Ward, to me personally known, who, being by me duly sworn, did say that he is the Chief Financial Officer and Secretary of EVOLVE TRANSITION INFRASTRUCTURE GP, LLC, a Delaware limited liability company and the general partner of EVOLVE TRANSITION INFRASTRUCTURE LP, a Delaware limited partnership and the sole member SEP HOLDING IV, LLC, a Delaware limited liability company, and that said instrument was signed on behalf of said limited liability company.

Notary Public: /s/ Jeana L. Gonzales

Printed Name: Jeana L. Gonzales

My Commission Number: 5/17/2022

Commission Number: 746335-4

Signature and Acknowledgement Page to
Assignment, Bill of Sale and Conveyance

ASSIGNEE:

WESTHOFF PALMETTO LP

By:	Westhoff Palmetto GP LLC, its general partner

By:/s/ Paul F. Barnhart, III
Paul F. Barnhart, III
as sole member

STATE OF TEXAS§

§

COUNTY OF HARRIS§

Subscribed, sworn to and acknowledged before me on this ___ day of April, 2021 by Paul F. Barnhart, III, to me personally known, who, being by me duly sworn, did say that he is the sole member of WESTHOFF PALMETTO GP LLC, a Delaware limited liability company and the general partner of WESTHOFF PALMETTO LP, a Delaware limited partnership, and that said instrument was signed on behalf of said limited partnership.

/s/ Kathy Jean Fogle

Notary Public

Printed Name: Kathy Jean Fogle

My Commission Expires: 8/14/2024

Commission Number: 665239

Signature and Acknowledgement Page to
Assignment, Bill of Sale and Conveyance

EXHIBIT A

Attached to and made a part of that certain assignment, Bill of Sale and Conveyance, Dated effective March 1, 2021, by and between SEP Holdings IV, LLC, as Assignor and Westhoff Palmetto LP, as Assignee

Wells

API Number	Operator Name	Lease Name	Well #	County	State
42-177-32097-0000	MARATHON OIL EF LLC	BARNHART (EF)	1H	Gonzales	Texas
42-177-32100-0201	MARATHON OIL EF LLC	BARNHART (EF)	2H	Gonzales	Texas
42-177-32098-0000	MARATHON OIL EF LLC	BARNHART (EF)	3H	Gonzales	Texas
42-177-32148-0100	MARATHON OIL EF LLC	BARNHART (EF)	4H	Gonzales	Texas
42-177-32277-0000	MARATHON OIL EF LLC	BARNHART (EF)	5H	Gonzales	Texas
42-177-32278-0000	MARATHON OIL EF LLC	BARNHART (EF)	6H	Gonzales	Texas
42-177-32494-0000	MARATHON OIL EF LLC	BARNHART (EF)	7H	Gonzales	Texas
42-177-32556-0000	MARATHON OIL EF LLC	BARNHART (EF)	9H	Gonzales	Texas
42-177-32576-0000	MARATHON OIL EF LLC	BARNHART (EF)	10H	Gonzales	Texas
42-177-32577-0000	MARATHON OIL EF LLC	BARNHART (EF)	11H	Gonzales	Texas
42-177-32881-0000	MARATHON OIL EF LLC	BARNHART (EF)	12H	Gonzales	Texas
42-177-32880-0000	MARATHON OIL EF LLC	BARNHART (EF)	13H	Gonzales	Texas
42-177-32622-0000	MARATHON OIL EF LLC	BARNHART (EF)	14H	Gonzales	Texas
42-177-32621-0000	MARATHON OIL EF LLC	BARNHART (EF)	15H	Gonzales	Texas
42-177-32690-0000	MARATHON OIL EF LLC	BARNHART (EF)	18H	Gonzales	Texas
42-177-32696-0000	MARATHON OIL EF LLC	BARNHART (EF)	19H	Gonzales	Texas
42-177-32836-0000	MARATHON OIL EF LLC	BARNHART (EF)	20H	Gonzales	Texas
42-177-32837-0100	MARATHON OIL EF LLC	BARNHART (EF)	21H	Gonzales	Texas
42-177-32730-0100	MARATHON OIL EF LLC	BARNHART (EF)	23H	Gonzales	Texas
42-177-32753-0000	MARATHON OIL EF LLC	BARNHART (EF)	24H	Gonzales	Texas
42-177-32731-0000	MARATHON OIL EF LLC	BARNHART (EF)	25H	Gonzales	Texas
42-177-32766-0100	MARATHON OIL EF LLC	BARNHART (EF)	30H	Gonzales	Texas
42-177-33040-0000	MARATHON OIL EF LLC	BARNHART (EF)	37H	Gonzales	Texas

Exhibit A – Page 1 of 3

API Number	Operator Name	Lease Name	Well #	County	State
42-177-33041-0000	MARATHON OIL EF LLC	BARNHART (EF)	38H	Gonzales	Texas
42-177-32924-0000	MARATHON OIL EF LLC	BARNHART (EF)	44H	Gonzales	Texas
42-177-32926-0000	MARATHON OIL EF LLC	BARNHART (EF)	50H	Gonzales	Texas
42-177-33505-0000	MARATHON OIL EF LLC	BARNHART (EF)	59H	Gonzales	Texas
42-177-33263-0100	MARATHON OIL EF LLC	BARNHART (EF)	60H	Gonzales	Texas
42-177-33503-0000	MARATHON OIL EF LLC	BARNHART (EF)	61H	Gonzales	Texas
42-177-33504-0000	MARATHON OIL EF LLC	BARNHART (EF)	501H	Gonzales	Texas
42-177-33506-0000	MARATHON OIL EF LLC	BARNHART (EF)	502H	Gonzales	Texas
42-177-32638-0000	MARATHON OIL EF LLC	BARNHART (EF) A	1H	Gonzales	Texas
42-177-32640-0100	MARATHON OIL EF LLC	BARNHART (EF) A	2H	Gonzales	Texas
42-177-32883-0100	MARATHON OIL EF LLC	BARNHART (EF) B	1H	Gonzales	Texas
42-177-32761-0000	MARATHON OIL EF LLC	BARNHART (EF) C	1H	Gonzales	Texas
42-177-32738-0100	MARATHON OIL EF LLC	BARNHART (EF) C	2H	Gonzales	Texas
42-177-32763-0000	MARATHON OIL EF LLC	BARNHART (EF) C	3H	Gonzales	Texas
42-177-32757-0000	MARATHON OIL EF LLC	BARNHART (EF) C	4H	Gonzales	Texas
42-177-33156-0000	MARATHON OIL EF LLC	BARNHART (EF) D	1H	Gonzales	Texas
42-177-33161-0000	MARATHON OIL EF LLC	BARNHART (EF) D	2H	Gonzales	Texas
42-177-33088-0000	MARATHON OIL EF LLC	BARNHART (EF) D	3H	Gonzales	Texas
42-177-33160-0000	MARATHON OIL EF LLC	BARNHART (EF) D	4H	Gonzales	Texas
42-177-33162-0000	MARATHON OIL EF LLC	BARNHART (EF) D	5H	Gonzales	Texas
42-177-33089-0000	MARATHON OIL EF LLC	BARNHART (EF) D	6H	Gonzales	Texas
42-177-33459-0000	MARATHON OIL EF LLC	BARNHART (EF) D	7H	Gonzales	Texas
42-177-33470-0000	MARATHON OIL EF LLC	BARNHART (EF) D	8H	Gonzales	Texas
42-177-32976-0000	MARATHON OIL EF LLC	BARNHART (EF) E	3H	Gonzales	Texas
42-177-32977-0000	MARATHON OIL EF LLC	BARNHART (EF) E	4H	Gonzales	Texas
42-177-32978-0000	MARATHON OIL EF LLC	BARNHART (EF) E	5H	Gonzales	Texas
42-177-32984-0000	MARATHON OIL EF LLC	BARNHART (EF) E	6H	Gonzales	Texas

Exhibit A – Page 2 of 3

API Number	Operator Name	Lease Name	Well #	County	State
42-177-32985-0000	MARATHON OIL EF LLC	BARNHART (EF) E	7H	Gonzales	Texas
42-177-32986-0000	MARATHON OIL EF LLC	BARNHART (EF) E	8H	Gonzales	Texas
42-177-33178-0100	MARATHON OIL EF LLC	BARNHART (EF) G	5H	Gonzales	Texas
42-177-32884-0000	MARATHON OIL EF LLC	BARNHART (EF) H	1H	Gonzales	Texas
42-177-33147-0000	MARATHON OIL EF LLC	BARNHART (EF) J	1H	Gonzales	Texas
42-177-33148-0000	MARATHON OIL EF LLC	BARNHART (EF) J	2H	Gonzales	Texas
42-177-33149-0000	MARATHON OIL EF LLC	BARNHART (EF) J	3H	Gonzales	Texas
42-177-33199-0100	MARATHON OIL EF LLC	BARNHART (EF) J	4H	Gonzales	Texas
42-177-33085-0000	MARATHON OIL EF LLC	BARNHART (EF) K	1H	Gonzales	Texas
42-177-33086-0000	MARATHON OIL EF LLC	BARNHART (EF) K	2H	Gonzales	Texas
42-177-33087-0000	MARATHON OIL EF LLC	BARNHART (EF) K	3H	Gonzales	Texas
42-177-33082-0000	MARATHON OIL EF LLC	BARNHART (EF) K	5H	Gonzales	Texas
42-177-33083-0000	MARATHON OIL EF LLC	BARNHART (EF) K	6H	Gonzales	Texas
42-177-33084-0000	MARATHON OIL EF LLC	BARNHART (EF) K	7H	Gonzales	Texas
42-177-33337-0000	MARATHON OIL EF LLC	BARNHART (EF) K	8H	Gonzales	Texas
42-177-33336-0000	MARATHON OIL EF LLC	BARNHART (EF) K	9H	Gonzales	Texas
42-177-33352-0000	MARATHON OIL EF LLC	BARNHART (EF) K	10H	Gonzales	Texas
42-177-33164-0100	MARATHON OIL EF LLC	BARNHART (EF) L	1H	Gonzales	Texas
42-177-32531-0000	LONESTAR OPERATING LLC	WARD E	1H	Gonzales	Texas
42-177-32882-0000	LONESTAR OPERATING LLC	WARD E	2H	Gonzales	Texas

End of Exhibit A

Exhibit A – Page 3 of 3

Exhibit B

Attached to and made a part of that certain Assignment, Bill of Sale and Conveyance, dated effective March 1, 2021, by and between SEP Holdings IV, LLC, as Assignor, and Westhoff Palmetto LP, as Assignee

Leases

Lessor	Lessee	Lease Date	Book	Page	File No	County	State
PILGRIM LAKE, LTD.	SEP HOLDINGS II LLC	08/25/2008	269	759	61055	DeWitt	Texas
PILGRIM LAKE, LTD.	SEP HOLDINGS II LLC	08/25/2008	989	143	237576	Gonzales	Texas
BUNCH, CANDACE SCOTT	MARATHON OIL EF LLC	04/04/2013	1123	434	265852	Gonzales	Texas
THOMPSON, BRENDA STRAIT, ET AL	MARATHON OIL EF LLC	02/07/2013	1118	755	265054	Gonzales	Texas
JACKSON, CHARLES LEE, LIFE ESTATE	MARATHON OIL EF LLC	02/10/2013	1118	750	265053	Gonzales	Texas
BROWN, EMMET, ET AL, BY & THROUGH RECEIVERSHIP	MARATHON OIL EF LLC	08/07/2013	1140	370	269112	Gonzales	Texas
BARNHART SALT CREEK, LTD.	SEP HOLDINGS II LLC	08/25/2008	989	138	237575	Gonzales	Texas
BARNHART GRANDCHILDREN'S DEC. 1992 TRUST	SEP HOLDINGS II LLC	08/25/2008	989	134	237574	Gonzales	Texas
SANDIES CREEK, LTD.	SEP HOLDINGS II LLC	08/25/2008	989	129	237573	Gonzales	Texas
WARD, ESMA JEAN, INDV. & TTEE	HILCORP ENERGY I L.P	03/05/2010	1020	205	244216	Gonzales	Texas
LORD, ROBERT J., ET UX	AUGUSTUS MAY ENERGY INC.	12/23/2008	1000	440	239998	Gonzales	Texas
DENNIS H. & OPAL LEE GILL TRUST	MODERN EXPLORATION INC.	09/12/2008	992	237	238181	Gonzales	Texas
MILLER, WILLIAM H., ET UX	MODERN EXPLORATION INC.	09/12/2008	991	339	237984	Gonzales	Texas
MCCASKILL, DONNA JAN	THOMAS SCHLEIER	09/20/2010	1044	283	249250	Gonzales	Texas
HANDLER, SYLVIA ANN RASCHKE	THOMAS SCHLEIER	09/20/2010	1044	286	249251	Gonzales	Texas

Exhibit B – Page 1 of 2

Lessor	Lessee	Lease Date	Book	Page	File No	County	State
SIMPSON, LYNNE MARIE RASCHKE	THOMAS SCHLEIER	09/20/2010	1044	280	249249	Gonzales	Texas
ROGER D. KRAUSE FAMILY PARTNER	MARATHON OIL EF LLC	05/21/2012	1098	93	0260455	Gonzales	Texas
ESTATE OF WILLIAM A KRAUSE, DE	MARATHON OIL EF LLC	06/19/2012	1098	98	0260456	Gonzales	Texas
WEINBERG, CAROLYN JUDITH ALPERT	MARATHON OIL EF LLC	05/24/2012	1100	60	0261150	Gonzales	Texas
BRY, MARVIN	MARATHON OIL EF LLC	05/16/2012	1098	103	0260457	Gonzales	Texas
RUTSTEIN, JUDY BRY	MARATHON OIL EF LLC	05/16/2012	1098	108	0260458	Gonzales	Texas
MILLS, JAMES ROYCE, ET UX	HILCORP ENERGY I, L.P.	04/22/2010	1022	189	244683	Gonzales	Texas
NIXON-SMILEY CONSOLIDATED ISD	MARATHON OIL EF LLC	12/12/2012	1115	34	264334	Gonzales	Texas
KOENNING, ROY ALLEN	EOG RESOURCES, INC.	02/10/2009	999	837	239874	Gonzales	Texas
KOENNING, ROY ALLEN	EOG RESOURCES, INC.	02/10/2009	434	1-3	89879	DeWitt	Texas
JAMES L. COCKRUM, IND & AS EXE	AUGUSTUS MAY ENERGY, INC.	12/23/2008	1003	176	240544	Gonzales	Texas
LORD, CARL THOMAS	AUGUSTUS MAY ENERGY, INC.	12/23/2008	1002	450	240544	Gonzales	Texas
LORD, GEORGE EUGENE	AUGUSTUS MAY ENERGY, INC.	12/23/2008	1002	448	240408	Gonzales	Texas
SAGER, JOHN CLAY, ET UX	AUGUSTUS MAY ENERGY, INC.	12/23/2008	1002	439	240406	Gonzales	Texas
LORD, ROBERT J., ET UX	AUGUSTUS MAY ENERGY, INC.	12/23/2008	1002	452	240410	Gonzales	Texas
LORD, CARL THOMAS, ET AL	AUGUSTUS MAY ENERGY, INC.	12/23/2008	1002	441	240407	Gonzales	Texas
HEATHER, SARAH L.	AUGUSTUS MAY ENERGY, INC.	12/23/2008	1003	174	240543	Gonzales	Texas

End of Exhibit B

Exhibit B – Page 2 of 2

EXHIBIT C

Attached to and made a part of that certain Assignment, Bill Of Sale And Conveyance, dated Effective March 1, 2021, by and between SEP Holdings IV, LLC, as Assignor, and Westhoff Palmetto LP, as Assignee

APPLICABLE CONTRACTS

Each of the following contracts, agreements, and instruments, including all amendments, supplements, and/ or restatements thereof or thereto, as applicable:

1.	Barnhart Facility Agreement dated May 8, 2013, by and between Marathon Oil EF LLC and SEP Holdings III, LLC.
2.	Marketing Agreement dated May 8, 2013, by and between Marathon Oil EF LLC and SEP Holdings III, LLC.
3.	Participation Agreement dated December 28, 2009, by and between SEP Holdings II, LLC as Seller, and Hilcorp Energy I, L.P., as Buyer, as amended.
4.	Joint Operating Agreement dated December 28, 2009, by and between Hilcorp Energy Company, as Operator, and Hilcorp Energy I, L.P., and SEP Holdings II, LLC, as Non-Operators, as amended.
5.	Any and all pooling, unitization, and communitization orders, declarations, and agreements in effect with respect to any of the Acquired Leases, including all interests in the units created thereby.

END OF EXHIBIT C

Exhibit C – Page 1 of 1

APPENDIX II

Attached to and made a part of that certain Purchase Agreement, dated April 30, 2021, by and between Sep Holdings IV, LLC, as Assignor, and Westhoff Palmetto LP, as Assignee

WELLS

All of the following in Gonzalez County, Texas:

#	WELL NAME	WI	NRI
1.	BARNHART (EF) 10H	0.47500000	0.34200000
2.	BARNHART (EF) 11H	0.47500000	0.34200000
3.	BARNHART (EF) 12H	0.47500000	0.34200000
4.	BARNHART (EF) 13H	0.47500000	0.34200000
5.	BARNHART (EF) 14H	0.47500000	0.34200000
6.	BARNHART (EF) 15H	0.47500000	0.34200000
7.	BARNHART (EF) 18H	0.47500000	0.34200000
8.	BARNHART (EF) 19H	0.47500000	0.34200000
9.	BARNHART (EF) 1H	0.47500000	0.33010000
10.	BARNHART (EF) 20H	0.47500000	0.34200000
11.	BARNHART (EF) 21H	0.47500000	0.34200000
12.	BARNHART (EF) 23H	0.47500000	0.34200000
13.	BARNHART (EF) 24H	0.47500000	0.34200000
14.	BARNHART (EF) 25H	0.47500000	0.34200000
15.	BARNHART (EF) 2H	0.47500000	0.33010000
16.	BARNHART (EF) 30H	0.47500000	0.34200000
17.	BARNHART (EF) 37H	0.47500000	0.34200000
18.	BARNHART (EF) 38H	0.47500000	0.34200000
19.	BARNHART (EF) 3H	0.47500000	0.33010000
20.	BARNHART (EF) 44H	0.47500000	0.34200000
21.	BARNHART (EF) 4H	0.47500000	0.34200000
22.	BARNHART (EF) 501H	0.47500000	0.34200000
23.	BARNHART (EF) 502H	0.47500000	0.34200000
24.	BARNHART (EF) 50H	0.47500000	0.34200000
25.	BARNHART (EF) 59H	0.47500000	0.34200000
26.	BARNHART (EF) 5H	0.47500000	0.34200000
27.	BARNHART (EF) 60H	0.47500000	0.34200000
28.	BARNHART (EF) 61H	0.47500000	0.34200000
29.	BARNHART (EF) 6H	0.47500000	0.34200000
30.	BARNHART (EF) 7H	0.47500000	0.34200000
31.	BARNHART (EF) 9H	0.47500000	0.34200000
32.	BARNHART (EF) A 1H	0.47500000	0.34210000
33.	BARNHART (EF) A 2H	0.47500000	0.34210000
34.	BARNHART (EF) B 1H	0.47500000	0.34240000
35.	BARNHART (EF) C 1H	0.47500000	0.34200000

#	WELL NAME	WI	NRI
36.	BARNHART (EF) C 2H	0.47500000	0.34200000
37.	BARNHART (EF) C 3H	0.47500000	0.34200000
38.	BARNHART (EF) C 4H	0.47500000	0.34200000
39.	BARNHART (EF) D 1H	0.47500000	0.34800000
40.	BARNHART (EF) D 2H	0.47500000	0.34800000
41.	BARNHART (EF) D 3H	0.47500000	0.34800000
42.	BARNHART (EF) D 4H	0.47500000	0.34800000
43.	BARNHART (EF) D 5H	0.47500000	0.34800000
44.	BARNHART (EF) D 6H	0.47500000	0.34800000
45.	BARNHART (EF) D 7H	0.47500000	0.34800000
46.	BARNHART (EF) D 8H	0.47500000	0.34800000
47.	BARNHART (EF) E 3H	0.47500000	0.34200000
48.	BARNHART (EF) E 4H	0.47500000	0.34200000
49.	BARNHART (EF) E 5H	0.47500000	0.34200000
50.	BARNHART (EF) E 6H	0.47500000	0.34200000
51.	BARNHART (EF) E 7H	0.47500000	0.34200000
52.	BARNHART (EF) E 8H	0.47500000	0.34200000
53.	BARNHART (EF) G 5H	0.47500000	0.34530000
54.	BARNHART (EF) H 1H	0.47500000	0.34590000
55.	BARNHART (EF) J 1H	0.47500000	0.34200000
56.	BARNHART (EF) J 2H	0.47500000	0.34200000
57.	BARNHART (EF) J 3H	0.47500000	0.34200000
58.	BARNHART (EF) J 4H	0.47500000	0.34200000
59.	BARNHART (EF) K 10H	0.47500000	0.34900000
60.	BARNHART (EF) K 1H	0.47500000	0.34900000
61.	BARNHART (EF) K 2H	0.47500000	0.34900000
62.	BARNHART (EF) K 3H	0.47500000	0.34900000
63.	BARNHART (EF) K 5H	0.47500000	0.34900000
64.	BARNHART (EF) K 6H	0.47500000	0.34900000
65.	BARNHART (EF) K 7H	0.47500000	0.34900000
66.	BARNHART (EF) K 8H	0.47500000	0.34900000
67.	BARNHART (EF) K 9H	0.47500000	0.34900000
68.	BARNHART (EF) L 1H	0.47500000	0.34680000
69.	WARD E 1H	0.47500000	0.35630000
70.	WARD E 2H	0.47500000	0.35630000

APPENDIX III

Attached to and made a part of that certain Purchase Agreement, dated April 30, 2021, by and between SEP Holdings IV, LLC, as Assignor, and Westhoff Palmetto LP, as Assignee

CLOSING STATEMENT

EFFECTIVE TIME: March 1, 2021

PURCHASE PRICE:	Amount Due to Seller
3.1 Base Purchase Price	$11,500,000.00

AMOUNT DUE BEFORE PURCHASE PRICE ADJUSTMENTS:	$11,500,000.00

UPWARD ADJUSTMENTS (through [____], 2021):[1]

4.1(a)(i)  all proceeds (including proceeds held in suspense or escrow and proceeds received after the Effective Time for Hydrocarbons produced and held in storage but not sold as of the Effective Time) actually received by or credited to Assignee that are attributable to the sale of Hydrocarbons produced from the Conveyed Interests prior to the Effective Time and that are not otherwise paid to Assignor (excluding, for clarity, any proceeds against which Marathon offset any Satisfied Pipeline Costs, regardless of whether Assignor disputes the appropriateness of such offsets)

$-
$-
4.1(a)(ii) all Property Expenses paid or borne by Assignor and attributable to the ownership or operation of the Conveyed Interests from and after the Effective Time and not otherwise reimbursed by Assignee	$-
4.1(a)(iii) all Burdens paid or borne by Assignor and attributable to Hydrocarbons produced from the Conveyed Interests after the Effective time	$-
4.1(a)(iv) all Property Taxes allocated to Assignee under Section 19 that are paid or otherwise economically borne by Assignor	$-

1Figures are based on actual numbers, where available, and otherwise on agreed upon estimates.  To be updated in the Final Statement.

Appendix III – Page 1 of 3

4.1(a)(v) to the extent the Conveyed Interests are under-produced, the volume of such wellhead imbalances as of the Effective Time attributable to the Conveyed Interests, multiplied by $2.50 per MCF	$-
4.1(a)(vi) to the extent the Conveyed Interests are over-delivered, the volume of any such pipeline or transportation imbalances as of the Effective Time attributable to the Conveyed Interests, multiplied by the monthly price applicable to deliveries to the applicable pipeline during the calendar month of the Closing Date	$-

DOWNWARD ADJUSTMENTS (through [____], 2021): [1]
4.1(b)(i) all proceeds (including proceeds held in suspense or escrow) actually received by or credited to Assignor that are attributable to the sale of Hydrocarbons produced from the Conveyed Interests on or after the Effective Time	$-
4.1(b)(ii) all Property Expenses attributable to the ownership or operation of the Conveyed Interests prior to the Effective Time which are paid or borne by Assignee but not otherwise reimbursed by Assignor	$(2,428.07)
4.1(b)(iii) all Burdens paid or borne by Assignee and attributable to Hydrocarbons produced from the Conveyed Interests prior to the Effective Time.	$-
4.1(b)(iv) the amount of all Property Taxes allocated to Assignor under Section 19 that are paid or otherwise economically borne by Assignee	$(13,231.62)
4.1(b)(v) to the extent the Conveyed Interests are over-produced, the volume of such wellhead imbalances as of the Effective Time attributable to the Conveyed Interests, multiplied by $2.50 per MCF	$-
4.1(b)(vi) to the extent the Conveyed Interests are under-delivered, the volume of any such pipeline or transportation imbalances as of the Effective Time attributable to the Conveyed Interests, multiplied by the monthly price applicable to deliveries to the applicable pipeline during the calendar month of the Closing Date	$-

NET CLOSING ADJUSTMENTS:	$(15,659.69)

ADJUSTED PURCHASE PRICE (at Closing):	$11,484,340.31

Appendix III – Page 2 of 3

ASSIGNOR WIRE INSTRUCTIONS:

Bank:Amegy Bank of Texas
ABA Number:113011258
Account Number:0054212428
Account Name:Evolve Transition Infrastructure LP
Reference:Project Nueces

Appendix III – Page 3 of 3

SCHEDULE 5(f)

Attached to and made a part of that certain Purchase Agreement, dated April 30, 2021,by and between SEP Holdings IV, LLC, as Assignor, and Westhoff Palmetto LP, as Assignee

MATERIAL CONTRACTS

Each of the following contracts, agreements, and instruments, including all amendments, supplements, and/ or restatements thereof or thereto, as applicable:

1.	Barnhart Facility Agreement dated May 8, 2013, by and between Marathon Oil EF LLC and SEP Holdings III, LLC.
2.	Marketing Agreement dated May 8, 2013, by and between Marathon Oil EF LLC and SEP Holdings III, LLC.
3.	Participation Agreement dated December 28, 2009, by and between SEP Holdings II, LLC as Seller, and Hilcorp Energy I, L.P., as Buyer, as amended.
4.	Joint Operating Agreement dated December 28, 2009, by and between Hilcorp Energy Company, as Operator, and Hilcorp Energy I, L.P., and SEP Holdings II, LLC, as Non-Operators, as amended.
5.	Any and all pooling, unitization, and communitization orders, declarations, and agreements in effect with respect to any of the Acquired Leases, including all interests in the units created thereby.

END OF SCHEDULE 5(f)

Schedule 5(F) – Page 1 of 1

SCHEDULE 5(h)

Attached to and made a part of that certain Purchase Agreement, dated April 30, 2021,by and between SEP Holdings IV, LLC, as Assignor, and Westhoff Palmetto LP, as Assignee

Imbalances

None.

END OF SCHEDULE 5(h)

Schedule 5(H) – Page 1 of 1

SCHEDULE 5(j)

Attached to and made a part of that certain Purchase Agreement, dated April 30, 2021,by and between SEP Holdings IV, LLC, as Assignor, and Westhoff Palmetto LP, as Assignee

CURRENT COMMITMENTS

AFE	Well Name	Purpose	Gross AFE Cost	AFE Received	Election Due Date
WO.20.02498	Barnhart 60H	Workover	$105,000.00	1/6/2021	2/5/2021
WO.20.02631	Barnhart J 02H	Workover	$105,000.00	1/6/2021	2/5/2021
WO.20.02493	Barnhart E 04H	Workover	$105,000.00	1/6/2021	2/5/2021
WO.20.02495	Barnhart E 08H	Workover	$105,000.00	1/6/2021	2/5/2021
WO.20.02494	Barnhart K 08H	Workover	$105,000.00	1/6/2021	2/5/2021
WO.21.00006	Barnhart (EF) 502H	RP Repair	$105,000.00	3/16/2021	4/15/2021
WO.21.00935	Barnhart (EF) 9H	Workover	$47,000.00	4/12/2021	5/11/2021
WO.21.00696	Barnhart (EF) K 10H	Workover	$105,000.00	4/12/2021	5/11/2021

END OF SCHEDULE 5(j)

Schedule 5(J) – Page 1 of 1

SCHEDULE 5(k)

Attached to and made a part of that certain Purchase Agreement, dated April 30, 2021, by and between SEP Holdings IV, LLC, as Assignor, and Westhoff Palmetto LP, as Assignee

REQUIRED CONSENTS

Lessor	Lessee	Lease Date	Book	Page	File No	County	State
WARD, ESMA JEAN, INDV. & TTEE	HILCORP ENERGY 1 L.P	03/05/2010	1020	205	244216	Gonzales	Texas

END OF SCHEDULE 5(j)

Schedule 5(K) – Page 1 of 1